EXHIBIT 10.7

CONSENT TO ASSIGNMENT, ASSUMPTION AND DEEMED AMENDMENT
This Consent to Assignment, Assumption and Deemed Amendment (this “Consent”) is entered into as of November 4, 2026, by and among: (i) Carlyle Credit Solutions, Inc., a Maryland corporation (the “Existing Client”); (ii) New Carlyle Credit Solutions, a Delaware statutory trust that intends to change its name to Carlyle Credit Solutions following the completion of the proposed merger described below (the “New Client”); and (iii) State Street Bank and Trust Company (“State Street”).
WHEREAS, the Existing Client and State Street are parties to that certain Master Custodian Agreement, dated as of June 26, 2017, as amended from time to time (the “Agreement”);
WHEREAS, in connection with the proposed merger of the Existing Client with and into the New Client, with the New Client continuing as the surviving entity (the “Transaction”), the Existing Client proposes to assign to the New Client all of the Existing Client’s rights, interests, duties and obligations under the Agreement; and
WHEREAS, the parties wish to document the New Client’s assumption of the Agreement, State Street’s consent to the assignment, and the treatment of references in the Agreement to the Existing Client as a Maryland corporation.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:
1. Assignment and Assumption. Effective upon the closing of the Transaction (the “Effective Time”), the Existing Client assigns to the New Client all of the Existing Client’s rights, interests, duties and obligations under the Agreement. The New Client accepts such assignment and assumes, and agrees to perform and be bound by, all duties, obligations, covenants, representations, warranties and other terms applicable to the Existing Client under the Agreement to the same extent as if the New Client had been an original party to the Agreement.
2. State Street Consent. State Street consents to the assignment and assumption described in this Consent for purposes of Section 20.3 of the Agreement. This Consent is limited to the Transaction and does not constitute consent to any other assignment or a waiver of any requirement under the Agreement.
3. Deemed References. From and after the Effective Time, each reference in the Agreement to the Existing Client shall be deemed to refer to the New Client, a Delaware statutory trust, as the context requires. Without limiting the foregoing, each reference in the Agreement to the Company as a Maryland corporation shall instead be deemed to refer to the Company as a Delaware statutory trust.
4. Continuing Effect. Except as expressly provided in this Consent, the Agreement remains unchanged and in full force and effect. This Consent forms part of the Agreement. In the event of any conflict between this Consent and the Agreement concerning the matters addressed herein, this Consent controls.

5. Counterparts; Electronic Signatures. This Consent may be executed in counterparts, each of which is deemed an original and all of which together constitute one instrument. Signatures exchanged electronically or in PDF format shall be effective as originals.
SIGNATURE PAGE
IN WITNESS WHEREOF, the parties have executed this Consent as of the date first written above.
CARLYLE CREDIT SOLUTIONS, INC.
By: __________________________________________________________
Name: __________________________________________________________
Title: __________________________________________________________
NEW CARLYLE CREDIT SOLUTIONS
By: __________________________________________________________
Name: __________________________________________________________
Title: __________________________________________________________
STATE STREET BANK AND TRUST COMPANY
By: __________________________________________________________
Name: __________________________________________________________
Title: __________________________________________________________